EXHIBIT 99.1

Proteon Therapeutics Announces Review of Potential Strategic Transactions

WALTHAM, Mass., April 15, 2019 (GLOBE NEWSWIRE) -- Proteon Therapeutics, Inc. (Nasdaq: PRTO), a company developing novel, first-in-class pharmaceuticals to address the medical needs of patients with kidney and vascular diseases, today announced its plans to explore a range of strategic options to enhance shareholder value.

Having missed statistical significance on both co-primary endpoints in PATENCY-2, Proteon’s second Phase 3 trial of investigational vonapanitase, the Board of Directors has decided to explore all strategic alternatives for Proteon and is reducing its employee headcount and spending on operations in order to preserve its cash resources.

Proteon has also retained H.C. Wainwright & Co., LLC as its financial advisor to assist in the strategic review process. Potential strategic alternatives that may be explored or evaluated as part of this review include, but are not limited to, an acquisition, merger, business combination or other strategic transaction involving Proteon. There is no defined timeline for completion of the review process. There is no assurance that this review will result in Proteon pursuing any transaction or that a transaction, if pursued, will be completed. Proteon does not intend to discuss or disclose further developments regarding the strategic review process unless and until its Board of Directors has approved a specific action or otherwise determined that further disclosure is appropriate or required by law.

About Proteon Therapeutics
Proteon Therapeutics is focused on improving the health of patients with kidney and vascular diseases through the development of novel, first-in-class therapeutics. Proteon's lead product candidate, vonapanitase, is an investigational drug intended to improve hemodialysis vascular access outcomes. Proteon has announced in March 2019 top-line results from PATENCY-2, a Phase 3 clinical trial evaluating vonapanitase in patients with chronic kidney disease undergoing surgical creation of a radiocephalic arteriovenous fistula for hemodialysis. The PATENCY-2 trial did not reach statistical significance on either of the co-primary endpoints of fistula use for hemodialysis and secondary patency. Proteon has also evaluated investigational vonapanitase in Phase 1 clinical trials in patients with peripheral artery disease, or PAD. For more information, please visit www.proteontx.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements that are, or may be deemed to be, "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. In some cases, these forward-looking statements can be identified by the use of forward-looking terminology, including the terms “estimates,” “anticipates,” "expects,” “plans,” "intends,” “may,” or “will,” their negatives or other variations thereon or comparable terminology, although not all forward-looking statements contain these words. These statements, including the whether and when the Company may complete a strategic review process or related transaction, the potential surgical and endovascular applications for vonapanitase, including PAD, the sufficiency of the Company’s cash, cash-equivalents and available-for-sale investments to fund the Company’s operations, and those relating to future events or our future financial performance or condition, involve substantial known and unknown risks, uncertainties and other important factors that may cause our actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. These risks, uncertainties and other factors, including whether our cash resources will be sufficient to fund the Company’s operating expenses and capital expenditure requirements for the period anticipated; whether data from early nonclinical or clinical studies will be indicative of the data that will be obtained from future clinical trials; whether vonapanitase will advance through the clinical trial process on the anticipated timeline and warrant submission for regulatory approval; whether such a submission would receive approval from the U.S. Food and Drug Administration or equivalent foreign regulatory agencies on a timely basis or at all; and whether the Company can successfully commercialize and market its product candidates, are described more fully in our Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the Securities and Exchange Commission (“SEC”) on March 13, 2019, and the Company’s subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as filed with the SEC, particularly in the sections titled “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations.” In light of the significant uncertainties in the Company’s forward-looking statements, no person should place undue reliance on these statements or regard these statements as a representation or warranty by the Company or any other person that the Company will achieve its objectives and plans in any specified time frame, or at all. The forward-looking statements contained in this press release represent the Company’s estimates and assumptions only as of the date of this press release and, except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this press release.

Investor Contact
George Eldridge, Proteon Therapeutics, Senior Vice President and Chief Financial Officer
781-890-0102
geldridge@proteontherapeutics.com